EXHIBIT 10(cc)



                             THIRD AMENDMENT TO
                  STANHOME INC. SUPPLEMENTAL PENSION PLAN

           WHEREAS, Stanhome Inc., a Massachusetts corporation (the "Company"), has heretofore adopted and maintains a supplemental pension plan for the benefit of certain of its employees designated the "Stanhome Inc. Supplemental Pension Plan" (the "Plan"); and

           WHEREAS, the Company desires to amend the Plan in certain respects;

           NOW, THEREFORE, pursuant to the power of amendment contained in
 Section 5 of the Plan, the Plan is amended effective August 1, 1997 in the following respects:

           1. Section 1 of the Plan is amended to add a new subsection at the end thereof to read as follows:

           (d) Change in Control. A change in control of a nature that would, in the opinion of Company counsel, be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a Change in Control shall be deemed to have occurred if

                (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Company or any subsidiary of the Company, any trustee or fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the stock of the Company) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities; or

                (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Clause (I), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority thereof; or

                (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

                (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

          2. Section 2 of the Plan is amended to add a new paragraph at the end thereof to read as follows:

               Notwithstanding any provision of this Plan to the contrary, in the event of a Change in Control of the Company, no Supplemental Pension shall be payable to any individual unless such individual was entitled to a Supplemental Pension under this Plan immediately prior to the date of such Change in Control (or would have been so entitled had the individual terminated employment before such date).

          3. The second paragraph of Section 3 of the Plan is amended to substitute the phrase "Change in Control" for the phrase "Change in Control (as defined in the Change in Control Agreement)" as it appears therein.

          4. Section 7 of the Plan is amended to add a new paragraph at the end thereof to read as follows:

                    Notwithstanding any provision of this Plan to the contrary, following the date on which a Change in Control of the Company occurs, the "Committee" for purposes of this Section shall be comprised of the individuals who are members of the Committee immediately prior to such Change in Control. After such date, an individual need not be an Employee in order to be a member of the Committee, and any vacancies on the Committee that may arise during such period shall be filled by the remaining members of the Committee.


          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 24 day of December, 1997.

                                        STANHOME INC.


                                        By: /s/ H. L. Tower
                                            ------------------------------

                                        Title: President and CEO
                                               ---------------------------

 ATTEST:



 /s/ Mark I. Cohen
 ----------------------------

 Title: Assistant Secretary
        ---------------------